UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 12, 2010
(March, 5 2010)

RENAISSANCE BIOENERGY, INC.
(Formerly, ESE Corp.)
 (Exact name of registrant as specified in its charter)

NEVADA	000-53435
(State or other jurisdiction of incorporation)	(Commission File No.)

1875 Century Park East, Suite 700
Los Angeles, California 90067
 (Address of principal executive offices and Zip Code)

888-717-2221
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS

On March 5, 2010, David Arthun resigned as Chief Financial Officer of Renaissance BioEnergy Inc. (the “Company”).  He maintains his positions as Chairman of the Board and Treasurer of the Company.

On March 5, 2010, Samuel Gulko was appointed Chief Financial Officer of the Company.

From January 1966 to March 1987, Mr. Gulko served as a partner in the audit practice of Ernst and Young LLP.  Since March 1987 Mr. Gulko has been self-employed as a Certified Public Accountant and business consultant, as well as the part-time chief financial officer of several privately owned companies.  From July 1996 to August 2002, Mr. Gulko served on the Board of Directors and functioned as the Chief Financial Officer, Vice President of Finance, Secretary and Treasurer of Neotherapeutics, Inc., now known as Spectrum Pharmaceuticals, Inc.  Spectrum Pharmaceuticals, Inc. is traded on the NASDAQ Global Market under the symbol “SPPI.” Since October 2004 Mr. Gulko has been a member of the board of directors of Smith Micro Software, Inc., a communications software company.  Smith Micro Software, Inc. is traded on the NASDAQ Global Market under the symbol “SMSI.”  Mr. Gulko continues to provide tax and consulting services on a part-time basis to a limited number of clients.  Mr. Gulko obtained his B.S. degree in Accounting from the University of Southern California in 1958.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 12th day of April 2010.

RENAISSANCE BIOENERGY, INC.

BY:	SCOTT PUMMILL
Scott Pummill President, Chief Executive Officer, Principal Executive Officer

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